UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 13, 2014

INTERNATIONAL GAME TECHNOLOGY

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-10684	88-0173041
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6355 South Buffalo Drive

Las Vegas, Nevada 89113

(Address of Principal Executive Offices) (Zip Code)

(702) 669-7777

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  On January 13, 2014, the Compensation Committee of the Board of Directors of International Game Technology (the “Company”) approved a new Executive Transition Agreement with each of John M. Vandemore, the Company’s Executive Vice President, Emerging Businesses, Chief Financial Officer and Treasurer, Eric A. Berg, the Company’s Chief Operations Officer, Eric P. Tom, the Company’s Executive Vice President, Global Sales, and Paul C. Gracey, Jr., the Company’s General Counsel and Secretary (collectively referred to herein as the “executives”).  Each executive’s new Executive Transition Agreement supersedes in its entirety the executive’s Executive Transition Agreement previously entered into with the Company.

Each Executive Transition Agreement provides for certain severance benefits if the executive’s employment with the Company terminates in certain circumstances.  If the executive’s employment with the Company is terminated due to the executive’s death or disability, the executive will receive the following benefits:

•                  a severance benefit equal to a pro-rata bonus (based on the portion of the year the executive was employed by the Company) for the year in which the executive’s employment with the Company terminates;

•                  if the termination is due to the executive’s disability, the Company will pay the executive’s premiums to continue medical coverage under COBRA for twelve months; and

•                  accelerated vesting of Company equity awards as follows:

•                  accelerated vesting of any unvested awards subject to only time-based vesting conditions (“time-based awards”) to the extent the time-based awards were otherwise scheduled to vest during the one-year period following the termination of the executive’s employment;

•                  as to unvested equity awards subject to any performance-based vesting conditions (“performance-based awards”), the performance conditions will be deemed satisfied at the “target” level of performance and the payout of the award will be pro-rated based on the portion of the performance period that the executive was employed by the Company; and

•                  any stock options granted to the executive by the Company and that are outstanding and vested as of the date the executive’s employment by the Company terminates will generally continue to be exercisable for one year following such termination (subject to the maximum term of the award).

If the executive’s employment is terminated by the Company without Cause (as defined in the Executive Transition Agreement) or by the executive for Good Reason (as defined in the Executive Transition Agreement), the executive will receive the following benefits:

•                  a severance benefit equal to (A) one times the sum of the executive’s highest annual base salary rate during the executive’s employment with the Company plus the executive’s target bonus amount, and (B) a pro-rata bonus (based on the portion of the year the executive was employed by the Company) for the year in which the executive’s employment with the Company terminates;

•                  the Company will pay the executive’s premiums to continue medical coverage under COBRA for twelve months; and

•                  accelerated vesting of Company equity awards as follows:

•                  accelerated vesting of any time-based awards to the extent the time-based awards were otherwise scheduled to vest during the one-year period following the termination of the executive’s employment, except that the awards will fully vest if the termination of employment occurs upon or within eighteen months following certain changes in control of the Company, referred to as a “Protected Period”;

•                  as to unvested performance-based awards, if the termination of employment occurs outside of a Protected Period, the performance-based vesting condition(s) will continue to apply to the award and the payout of the award (subject to the applicable performance condition(s) being satisfied) will be pro-rated based on the portion of the performance period that the executive was employed by the Company;

•                  as to unvested performance-based awards, if the termination of employment occurs within a Protected Period, the award will be paid (with no proration) as though the performance conditions were satisfied at the “target” level of performance; and

•                  any stock options granted to the executive by the Company and that are outstanding and vested as of the date the executive’s employment by the Company terminates will generally continue to be exercisable for one year (two years if the termination of employment occurs within a Protected Period) following such termination (subject to the maximum term of the award).

The executive’s right to receive the severance benefits described above is (other than in the case of the executive’s death) contingent on the executive providing a general release of claims in favor of the Company and the executive complying with certain restrictive covenants in favor of the Company.  As to vesting of any Company equity award, the executive remains eligible for any greater vesting of the award that may be provided for in the circumstances pursuant to the terms of the award.

Each Executive Transition Agreement includes the executive’s agreement to not disclose confidential Company information and the executive’s agreement to not solicit certain employees, customers, suppliers, or contractors for twelve (12) months (twenty-four (24) months if the executive’s employment is terminated within a Protected Period and the executive is entitled to the severance benefits described above) after a termination of the executive’s employment with the Company.

The foregoing description of each executive’s new Executive Transition Agreement is qualified in its entirety by reference to the full text of the Company’s form of Executive Transition Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)                                 As previously disclosed, on November 14, 2013, the Company’s Board of Directors approved the Amended and Restated Code of Bylaws of the Company, which supplemented Section 4.1 of the Company’s bylaws by adding a new Section 4.1(b) requiring that a proposed director nominee deliver, among other things, a signed representation and agreement that, subject to certain stated exceptions, such proposed director nominee has not received any compensation, reimbursement or indemnification from any person or entity other than the Company in connection with the proposed director nominee’s candidacy or service as a director of the Company.

Following adoption of this amendment, the Company received feedback from stockholders expressing concern that this bylaw provision could promote the entrenchment of the Company’s Board of Directors.  It was not the intention of the Board of Directors in adopting the bylaw amendment to impede the ability of stockholders to nominate director candidates to the Board of Directors. The Board of Directors adopted this amendment as a means to ensure that each member of the Board of Directors represents, and that his or her interests are aligned with, the interests of all of the Company’s stockholders. The amendment was also intended to ensure that sitting directors receive compensation only from the Company, and not from any special interests, and that they are focused on enhancing stockholder value over the long-term instead of focusing on short-term gains.

However, in recognition of the concerns raised by stockholders, on January 13, 2014 the Board of Directors approved a further amendment and restatement of the Amended and Restated Code of Bylaws to repeal Section 4.1(b), effective immediately.

The foregoing description is qualified in its entirety by reference to the full text of the Amended and Restated Code of Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit
Number	Description

3.1	Amended and Restated Code of Bylaws of International Game Technology, dated January 13, 2014

10.1	Form of Executive Transition Agreement (entered into with John M. Vandemore, Eric A. Berg, Eric P. Tom, and Paul C. Gracey, Jr.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL GAME TECHNOLOGY

	By:	/s/ Paul C. Gracey, Jr.
Date: January 17, 2014		Paul C. Gracey, Jr.
General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
3.1	Amended and Restated Code of Bylaws of International Game Technology, dated January 13, 2014

10.1	Form of Executive Transition Agreement (entered into with John M. Vandemore, Eric A. Berg, Eric P. Tom, and Paul C. Gracey, Jr.)